GOLD BANC ELECTS ROBERT GOURLEY INDEPENDENT CHAIR

Leawood, Kansas (October 23, 2003) - Gold Banc (NASDAQ: GLDB) today announced the election of Robert Gourley as its new non-executive Board Chairman. Gourley joined the Board earlier this year.

A long time Kansas City business and civic leader, Gourley was founder/CEO of Lawrence Photo-Graphics (Heartland Imaging Companies). It was sold to Fuji Film USA in 2001. He currently owns Graphic Distributors, Inc, Amherst, New York and VieNet, Inc., Dallas, Texas.

"We are truly pleased to have such a distinguished business man and community leader accept election as Chairman of our Board," said Mick Aslin Gold Banc President/CEO. "Bob brings tremendous leadership skills to our Board along with the experience and knowledge of having grown a small business to substantial size. He has a track record of success with integrity and I know that he will represent the shareholders well," concluded Aslin."

"I am impressed with the leadership of Gold Banc and the way in which they responded to their recent challenges. The fact that the customers, associates and shareholders remain loyal and supportive and Gold Banc has continued to grow profitably to over $4 billion in assets speaks for itself," he continued. "I see my role as representing the interests of the shareholders and acting in their best interests," Gourley said.

"Mick Aslin and I have worked together on a number of civic and social service boards. I have the utmost confidence in his ability. His integrity is unquestionable. We all want the Gold shareholders and customers to know and feel confident that systems are in place to insure oversight with all operations and continue the company's profitable growth," Gourley concluded.

Gourley was a Board Member of UMB Bank Hickman Mills and Chairman of 1st Business Bank of KC (acquired by Gold Banc in 1999) where he also participated as a member of the loan and executive committees. During a transition period there, Gourley played an active management role.

He is a Past Chairman and Board Member of Health Midwest, past Chairman and current Board Member of the Lee Summit Hospital, Past Chair of the Kansas City Chapter of the American Red Cross and a Board Member of the Jackson County Citizens Association. In addition, he has served on the Lee's Summit Board of Education; and for ten years as Board President of the Lee's Summit R7 School District; and is a Board Member of the newly formed Lee Summit Symphony.

He served on active duty and in the reserve of the US Airforce and rose to the rank of Captain before receiving an honorable discharge. Gourley is a graduate of Southwest Missouri State University. He earned a BS degree majoring in Accounting with a minor in Economics.

The Gourley Family has established a Foundation that help students attend college. Gourley and his wife of 40 years, Elizabeth Marlese Gourley reside in Lee's Summit, Missouri. The Gourley's have 2 children and four grandchildren.


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ABOUT GOLD BANC

Gold Banc Corporation, Inc., is a financial holding company headquartered in Leawood, Kansas with over $4.2 billion in assets. Gold Banc provides commercial personal and private banking and wealth management services in Kansas, Missouri, Oklahoma, and Florida through 53 banking locations. Gold Banc is traded on NASDAQ under the symbol GLDB.

FORWARD-LOOKING STATEMENTS

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "except," "target" and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business." Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.


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